UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2014

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 27, 2014, BG Medicine, Inc. (the “Company”) issued a press release announcing that the NASDAQ Listing Qualifications Panel (the “Panel”) has granted the Company’s request for the transfer of its listing from The NASDAQ Global Market to The NASDAQ Capital Market, which transfer will be effective with the open of business on January 27, 2014. The Company’s securities will continue to trade on NASDAQ under the symbol “BGMD.”

The Company’s continued listing on NASDAQ is subject to certain conditions, including the Company’s satisfaction of the applicable $35 million market value of listed securities requirement (the “Market Cap Requirement”) or the alternative requirement of $2.5 million in stockholders’ equity on or before April 15, 2014. Compliance with the Market Cap Requirement can be achieved by evidencing a market value of listed securities of at least $35 million (based on the closing bid price for the Company’s common stock) for a minimum of 10 consecutive business days, but generally for not more than 20 consecutive business days. The Company is diligently working to timely satisfy the terms of the Panel’s decision; however, there can be no assurance that the Company will be able to do so.

As previously disclosed in a Current Report on Form 8-K dated November 15, 2013, on November 14, 2013, the Company was notified by NASDAQ that it no longer satisfied the $50 million market value of listed securities requirement for continued listing on The NASDAQ Global Market and that its securities were therefore subject to delisting. The Company subsequently requested a hearing before the Panel, at which hearing the Company requested the transfer of its listing to The NASDAQ Capital Market pursuant to an extension within which to evidence compliance with the Market Cap Requirement or the alternative stockholders’ equity requirement by April 15, 2014.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated January 27, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: January 27, 2014	/s/ Paul Sohmer, M.D.
Paul Sohmer, M.D. President and Chief Executive Officer